                                [LETTERHEAD]


                                         Contact:  Marc Grossman
                                                   Senior VP - Corporate Affairs
                                                   (310) 205-4030



                     HILTON REPORTS 4Q98, FY98 RESULTS
                     ---------------------------------

     Beverly Hills, Calif., February 4, 1999 -- Hilton Hotels Corporation (NYSE:HLT) today reported results for the fourth quarter and year ended December 31, 1998. The results for both the quarter and year reflect Hilton's spin-off of its casino gaming operations, a tax-free distribution to shareholders that was completed December 31, 1998.

     Hilton reported income from continuing operations for the fourth quarter of $44 million, or $.17 per diluted share, compared to $41 million, or $.15 per diluted share, for the same period in 1997. The company's proportionate share of costs associated with the gaming spin-off reduced fourth quarter earnings by $.04 per diluted share. In the 1997 quarter, costs associated primarily with the ITT acquisition effort reduced earnings also by $.04 per diluted share.

     For the year, Hilton reported income from continuing operations of $188 million, or $.71 per diluted share, versus 1997's $183 million, or $.68 per diluted share. The aforementioned costs impacted both 1998 and 1997 EPS by $.04 per diluted share.

4th Quarter/Year-End Earnings
2-2-2-2


     The company reported total fourth quarter 1998 earnings before interest, taxes, depreciation, amortization and non-cash items (EBITDA) of $151 million, a 36 percent increase over the 1997 period. Fourth quarter 1998 EBITDA included costs of $13 million associated with the gaming spin-off, while EBITDA for the same period in 1997 included $16 million of costs associated primarily with the ITT effort. On a recurring basis, total EBITDA for the fourth quarter 1998 rose 29 percent to $164 million from $127 million in 1997.

     Fiscal year 1998 total EBITDA rose 20 percent to $596 million from $497 million in 1997. On a recurring basis, giving effect to the costs noted above, total EBITDA for the year was $609 million, up 19 percent from $513 million.

     Driving the EBITDA gains for both the fourth quarter and year were exceptional performances from several of Hilton's major market full-service hotels, along with the EBITDA contribution from hotel acquisitions made during the year.

      Fourth quarter and fiscal 1998 interest expense reflect higher debt levels due to acquisition activity during the year, and a higher average cost of debt resulting from the company issuing long-term fixed notes to replace floating rate debt in 1997.

                                    -more-

4th Quarter/Year-End Earnings
3-3-3-3


                              Hotel Operations
                              ----------------

     Hilton's U.S. owned and equity hotels generated $152 million of EBITDA in the fourth quarter, with comparable EBITDA increasing 9 percent over the prior year. Double-digit EBITDA gains were posted by the Waldorf=Astoria, Palmer House and the Portland, New Orleans, New York, Pittsburgh, O'Hare, San Francisco, San Diego and Rye Town Hiltons. Excluding the Hilton Hawaiian Village in Honolulu and the Hilton Waikoloa village on the Big Island of Hawaii, which continue to feel the effects of the Asian economic crisis, comparable EBITDA at this group of properties improved 14 percent.

     Occupancy at these hotels was down 1 point for the quarter to 72.2 percent, while average daily rate (ADR) increased 7.4 percent to $176.00, resulting in a revenue per available room (RevPAR) gain of 6.0 percent. EBITDA margins in the quarter rose 1 point to 34 percent. Excluding the impact of the Hilton Hawaiian Village and Waikoloa, RevPAR rose 8.7 percent.

     For the year, Hilton's domestic owned hotels contributed $544 million of EBITDA, with comparable EBITDA increasing 11 percent over the last year. The increase improved to 17 percent when excluding the two Hawaii properties. Occupancy in 1998 declined 2.5 points to 75.0 percent, with ADR increasing
8.3 percent to $166.47; a 4.8 percent improvement in RevPAR. EBITDA margins for the year were up 2 points to 34 percent. Without Hawaii, RevPAR for the year at this group of properties increased 7.1 percent.

                                    -more-

4th Quarter/Year-End Earnings
4-4-4-4

     Hilton's Top Ten hotels contributed $119 million of EBITDA in the fourth quarter with comparable EBITDA increasing 11 percent over the prior year. Excluding the Hilton Hawaiian Village, EBITDA at the Top Ten improved 17 percent. The timing of certain religious holidays, which fell in the third quarter 1998, and a vibrant growth quarter in virtually all of the Top Ten markets contributed to this strong performance. Occupancy at these hotels was flat for the quarter at 75.6 percent, while average daily rate increased 8.0 percent to $196.44, resulting in a revenue per available room gain of 7.6 percent. Excluding Hawaii, RevPAR rose 10.5 percent. EBITDA margins at the Top Ten increased to 37 percent for the quarter.

     For the year, Top Ten properties contributed $414 million of EBITDA, with comparable EBITDA increasing 13 percent over last year. The increase improved to 20 percent when excluding Hawaii. Occupancy in 1998 declined 2.3 points to 77.0 percent, with ADR increasing 8.4 percent to $179.96; a 5.4 percent gain in RevPAR. Without Hawaii, RevPAR for the year at the Top Ten increased 8.1 percent. Top Ten EBITDA margins were up two points to 36 percent for the year.

                            Acquisition Activity
                            --------------------

     Fourth quarter acquisition activity was highlighted by Hilton's purchase of the 394-room Sheraton Grande Torrey Pines, which the company has renamed the Hilton La Jolla Torrey Pines. Situated adjacent to the world-famous Torrey Pines golf courses along the Pacific Coast, and close to the beaches, tourist attractions, universities and research facilities of La Jolla and San Diego, the hotel was acquired for $82.5 million, approximately 7.5 times estimated 1999 EBITDA.

                                    -more-

4th Quarter/Year-End Earnings
5-5-5-5


     Acquisition of the Torrey Pines property capped off an aggressive year of purchasing hotel assets at attractive prices and at discounts to replacement cost, in line with one of the company's growth strategies. During the year, Hilton invested $950 million in acquiring eight hotels -- The Pointe Hilton Resort at Tapatio Cliffs in Phoenix; Hilton Charlotte; Hilton DFW Lakes Executive Conference Center at the Dallas-Ft. Worth Airport; Hilton East Brunswick in New Jersey; and additional 48 percent of the Hilton Hawaiian Village; Hilton Short Hills in New Jersey; Hilton McLean Tysons Corner in the Washington, D.C. metropolitan area, and the Torrey Pines hotel.

                             Franchising Activity
                             --------------------

     The Hilton Garden Inn franchising program continues on track to reach the goal of having 200 of these mid-priced properties open or under construction in 2000. During the fourth quarter 1998, Hilton Garden Inn hotels were either opened or began construction in Wisconsin, Washington, New Mexico, Ohio, California and Mexico. In 1998, the company added nine Garden Inn properties, and expects to open approximately 65 more during 1999.

     Hilton added a number of full-service franchise properties to the system in 1998, including hotels in Louisville, Kentucky; Hartford, Connecticut; Jackson, Mississippi; Monterey, California; Clearwater Beach, Florida; and Tulsa, Oklahoma, as well as properties in Mexico (Guadalajara and Mexico City International Airport) and Canada (Montreal and Windsor).

                                    -more-

4th Quarter/Year-End Earnings
6-6-6-6

                             Vacation Ownership
                             ------------------

     Construction continued on schedule for Hilton's newest vacation ownership project, a 232-suite facility adjacent to The Las Vegas Hilton expected to open in late 1999. The company plans to establish a more significant presence in the growing timeshare business, and in keeping with this strategy, reached an agreement to market Hilton vacation ownership properties at Park Place Entertainment hotel-casinos.

     "Our excellent EBITDA and RevPAR results in the quarter and for the year reflect the continuing strong nature of our business and the favorable environment for owning quality hotel assets," said Stephen F. Bollenbach, president and chief executive officer of Hilton Hotels Corporation.

     "We see a landscape in 1999 that will favor companies like ours, with a major ownership presence in key U.S. cities and the desire and balance sheet necessary to acquire hotel assets with both strategic and economic value," he said. "Our $1.75 billion revolving credit line provides us the capability to continue making good buys for the benefit of our shareholders, as we did in 1998."

     Bollenbach continued: "The strength of most of our important markets, a favorable acquisition environment, the power of the Hilton brand and the dedication and talents of our team members have us looking to 1999 with enthusiasm and optimism."


                                    ###

                           HILTON HOTELS CORPORATION
                              FINANCIAL HIGHLIGHTS
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                            THREE MONTHS         TWELVE MONTHS
                                               ENDED                 ENDED
                                            DECEMBER 31           DECEMBER 31
                                          ----------------    --------------------
                                                       %                       %
                                          1998  1997  CHANGE   1998    1997   CHANGE
                                          ----  ----  ----    ------  ------  ----
REVENUE                                   $496  $386   28 %   $1,769  $1,475   20 %
                                          ----  ----  ----    ------  ------  ----
                                          ----  ----  ----    ------  ------  ----
EBITDA(1)
  Operations                              $177  $141   26 %   $  660  $  561   18 %
  Corporate expense, net                   (26)  (30) (13)       (64)    (64)  --
                                          ----  ----  ----    ------  ------  ----
Total                                     $151  $111   36 %   $  596  $  497   20 %
                                          ----  ----  ----    ------  ------  ----
                                          ----  ----  ----    ------  ------  ----
OPERATING INCOME
  Operations                              $139  $113   23 %   $  531  $  460   15 %
  Corporate expense, net                   (27)  (30) (10)       (67)    (65)   3
                                          ----  ----  ----    ------  ------  ----
Total operating income                     112    83   35        464     395   17
Interest and dividend income                 3     5  (40)        13      17  (24)
Interest expense                           (39)  (21)  86       (137)    (90)  52
Net interest from equity investments        --    (1)  --         (4)     (8) (50)
                                          ----  ----  ----    ------  ------  ----
    Net interest expense                   (36)  (17) 112       (128)    (81)  58

INCOME BEFORE TAXES AND MINORITY
  INTEREST                                  76    66   15        336     314    7
Provision for taxes                        (30)  (24)  25       (136)   (124)  10
Minority interest, net                      (2)   (1)  --        (12)     (7)  71
                                          ----  ----  ----    ------  ------  ----
INCOME FROM CONTINUING OPERATIONS           44    41    7        188     183    3
Income (loss) from discontinued gaming
  operations                                (9)  (46) (80)       109      67   63
                                          ----  ----  ----    ------  ------  ----
Net income (loss)                         $ 35  $ (5)  -- %   $  297  $  250   19 %
                                          ----  ----  ----    ------  ------  ----
                                          ----  ----  ----    ------  ------  ----
NET INCOME PER SHARE--BASIC
Income from continuing operations         $.17  $.15   13 %   $  .71  $  .68    4 %
Income (loss) from discontinued gaming
  operations                              (.03) (.18)  --        .44     .27   63
                                          ----  ----  ----    ------  ------  ----
    Net income per share                  $.14 $(.03)   -- %  $ 1.15  $  .95   21 %
                                          ----  ----  ----    ------  ------  ----
                                          ----  ----  ----    ------  ------  ----
NET INCOME PER SHARE--DILUTED
Income from continuing operations         $.17  $.15   13 %   $  .71  $  .68    4 %
Income (loss) from discontinued gaming
  operations                              (.03) (.18)  --        .41     .26   58
                                          ----  ----  ----    ------  ------  ----
    Net income per share                  $.14 $(.03)  -- %   $ 1.12  $  .94   19 %
                                          ----  ----  ----    ------  ------  ----
                                          ----  ----  ----    ------  ------  ----

------------------------

(1) EBITDA is earnings before interest, taxes, depreciation, amortization and non-cash items.

                           HILTON HOTELS CORPORATION
                     SUPPLEMENTARY STATISTICAL INFORMATION

                                              THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                 DECEMBER 31,                      DECEMBER 31,
                                          --------------------------        --------------------------
                                                               %/PT                               %/PT
                                            1998      1997     CHANGE         1998       1997     CHANGE
                                          --------   -------   ------      ---------   --------   ------
U.S. OWNED AND EQUITY(1)
  Occupancy                                 72.2%      73.2%   (1.0)pts       75.0%       77.5%   (2.5)pts
  Average Rate                           $176.00    $163.81     7.4%       $166.47     $153.68     8.3%
  Revpar                                 $127.15    $119.96     6.0%       $124.86     $119.09     4.8%
  Number of hotels                            --         --                     35          30
  Number of rooms                             --         --                 24,946      22,983

U.S. MANAGED(1)
  Occupancy                                 67.1%     67.1%     --  pts       70.2%       72.2%   (2.0)pts
  Average Rate                           $140.54   $132.20      6.3%       $138.26     $129.28     6.9%
  Revpar                                  $94.25    $88.73      6.2%        $97.11      $93.38     4.0%
  Number of hotels                            --        --                      17          20
  Number of rooms                             --        --                  12,220      13,311

INTERNATIONAL-MANAGED(1)(2)
  Occupancy                                 68.3%     64.5%     3.8 pts       65.6%       68.4%   (2.8)pts
  Average Rate                           $128.33   $147.35    (12.9)%      $144.02     $152.64    (5.6)%
  Revpar                                  $87.65    $95.00     (7.7)%       $94.49     $104.36    (9.5)%
  Number of hotels                            --        --                       9           9
  Number of rooms                             --        --                   3,286       3,283

FRANCHISED
  Occupancy                                 62.4%     64.5%    (2.1)pts       68.2%       70.0%   (1.8)pts
  Average Rate                            $96.22    $90.35      6.5%        $97.30      $90.91     7.0%
  Revpar                                  $60.04    $58.31      3.0%        $66.36      $63.67     4.2%
  Number of hotels                            --        --                     188         180
  Number of rooms                             --        --                  46,562      45,092

TOTAL HOTELS
  Number of hotels                            --        --                     249         239
  Number of rooms                             --        --                  87,014      84,669

-----------------
(1) Operating statistics are based on a comparable hotel mix.
(2) Includes two hotels where the company has a minority interest.